Exhibit 10.1

Contact:
David Waldman or Natalya Rudman
Crescendo Communications, LLC
Email: mlss@crescendo-ir.com
Tel: 212-671-1020

New York Stock Exchange Accepts Milestone Scientific’s Plan to Regain Compliance

LIVINGSTON, NJ, January 25, 2019 -- Milestone Scientific Inc. (NYSE: MLSS), a leading developer of computerized drug delivery instruments that provide painless and precise injections, today announced that the New York Stock Exchange has accepted the Company’s plan to regain compliance with the NYSE American’s stockholder’s equity continued listing standards as set forth in Section(s) 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide (the “Company Guide”). As previously disclosed, the NYSE American LLC (the “Exchange”) notified the Company on November 20, 2018, that it was not in compliance with the NYSE American's continued listing standards.

Based upon a review of the compliance plan and information submitted by the Company, the Exchange determined that the Company made a reasonable demonstration of its ability to make substantial progress toward regaining compliance with Section(s) 1003(a)(i), (ii), and (iii) of the Company Guide by May 20, 2020. While the Company is still not compliance with the Exchange’s continued listing standards, its listing on the Exchange is being continued pursuant to an extension granted by the Exchange.

The Company will be subject to periodic review by the Exchange staff during the period covered by the plan. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by May 20, 2020 could result in the Company’s shares being delisted from the Exchange. The Company may appeal a staff delisting determination in accordance with Section 10 and Part12 of the Company Guide.

About Milestone Scientific Inc.

Milestone Scientific Inc. (MLSS) is a medical device company that patents, designs, develops and commercializes innovative diagnostic and therapeutic injection technologies and instruments for medical, dental, cosmetic and veterinary applications. Milestone's computer-controlled systems are designed to make injections precise, efficient, and virtually painless. Milestone’s proprietary DPS Dynamic Pressure Sensing technology® is our technology platform that advances the development of next-generation devices, regulating flow rate and monitoring pressure from the tip of the needle, through platform extensions for local anesthesia for subcutaneous drug delivery, with specific applications for cosmetic botulinum toxin injections, epidural space identification in regional anesthesia procedures and intra-articular joint injections. For more information please visit our website: www.milestonescientific.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding the timing and financial impact of Milestone's ability to implement its business plan, expected revenues, timing of regulatory approvals and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions, future business decisions and regulatory developments, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2017. The forward looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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